Consent of Independent Certified Public Accountants


First Investors Global Fund, Inc.
95 Wall Street
New York, New York  10005

        We consent to the use in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A (File No. 2-71911) of our report dated October 30, 1999 relating to the September 30, 1999 financial statements of First Investors Global Fund, Inc., which are included in said Registration Statement.



                                                   /s/ TAIT, WELLER & BAKER

                                                   TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 20, 2000